Exhibit 10.1

TICKETING AGREEMENT

THIS TICKETING AGREEMENT (“Agreement”) is entered into and made effective as of July 21, 2026 (“Effective Date”), by and between Ticketmaster L.L.C., a Virginia limited liability company (“Ticketmaster”), and Venu Holding Corporation, a Colorado corporation (“Principal”). This Agreement consists of this Ticketing Agreement and any Addenda, Exhibits and/or Schedules attached which are incorporated in this Agreement by this reference. The meanings of capitalized terms used and not otherwise defined within the provisions of this Agreement are set forth in Section 12. In consideration for the mutual promises and covenants set forth below, the parties agree as follows:

1. TERM. The initial term of this Agreement shall begin on the Effective Date and shall continue until five (5) years following the opening date of the last to open of the Sunset Amphitheater Broken Arrow, Sunset Amphitheater McKinney, and Sunset Amphitheater El Paso Facilities (the “Term”). Thereafter, the Term shall be automatically renewed for successive five (5) year periods following the initial Term, unless either party notifies the other party in writing, not less than one-hundred eighty (180) nor more than two hundred forty (240) days prior to the end of the initial Term or the then current renewal period, of its intention not to renew this Agreement. For purposes of this Section, “opening date” means the first date on which a ticketed Attraction is held at the applicable Facility. Each twelve (12) month period during the Term commencing on the opening date of the last to open of the Sunset Amphitheater Broken Arrow, Sunset Amphitheater McKinney, and Sunset Amphitheater El Paso Facilities and continuing through one (1) day before the anniversary of such date shall be a “Contract Year” as such term is used in this Agreement; provided, the initial Contract Year shall commence on the Effective Date and continue through one (1) day before the first anniversary of the opening date of the last to open of the Sunset Amphitheater Broken Arrow, Sunset Amphitheater McKinney, and Sunset Amphitheater El Paso Facilities.

The parties acknowledge that, as of the Effective Date, the anticipated opening dates of the Sunset Amphitheater Broken Arrow, Sunset Amphitheater McKinney, and Sunset Amphitheater El Paso Facilities are 2026, 2027 and 2028, respectively. Notwithstanding the foregoing, (i) if it is determined that any one (1) of such three (3) Facilities will not open, then the initial Term shall continue through the date that is five (5) years following the opening date of the last to open of the two (2) Facilities that do open, and (ii) if it is determined that two (2) of such three (3) Facilities will not open, then the initial Term shall continue through December 31, 2033. “Determined will not open” means the applicable Facility plans have been permanently abandoned, and as a result, the Facility will not be opened as a ticketed entertainment venue.

2. TICKET SALES RIGHTS; EXCLUSIVITY.

(a) Grant of Rights: In consideration of the services provided by Ticketmaster and any compensation paid to Principal pursuant to this Agreement, Principal grants to Ticketmaster, and Ticketmaster accepts from Principal, the right during the Term to be the exclusive seller, as Principal’s agent, of all Tickets for the Sellable Capacity for every Attraction via any and all means and methods, including on the Internet, via mobile application, by telephone, interactive voice response (IVR), computer, retail outlets, or by any other means of distribution, whether existing now or at any time in the future. Principal shall ensure that the entire Sellable Capacity for every Attraction is made available for distribution through the TM System.

(b) Sales by Principal: Subject to the terms of this Section 2, Principal retains the right to: (i) sell Tickets for Attractions from the Facility Box Office to persons physically present at the Facility Box Office; (ii) sell Season/Contract Tickets; (iii) conduct Group Sales of Tickets; and (iv) provide a reasonable number of House Seats for any Attraction.

(c) No Third-Party Systems or Services: Except as expressly permitted otherwise under this subsection (c) below, Principal shall not directly or indirectly use, sponsor, promote, advertise, authorize or permit the use of any third party that promotes, engages in or facilitates the sale, resale or issuance of tickets. Principal may sell, offer for sale, and distribute Tickets (including for unmanifested seats) through the sales and marketing channels of Project Admission and/or any other third-party designated in writing by Ticketmaster as a “TM Authorized Channel Distribution Partner” from time to time during the Term, in accordance with Ticketmaster’s then current standard terms and conditions respecting such third-party channel partner sales. In addition, if at any time during the Term Ticketmaster does not offer, or is unable to implement within a commercially reasonable period, new or emerging ticket sales or distribution methods or technologies that are widely implemented by other leading primary ticket distribution platforms and that gain market acceptance, then Principal may, upon prior written notice to Ticketmaster, utilize a third party solely for those services or functionality; provided, any such third party arrangement shall not include ticketing services actually provided by Ticketmaster or services Ticketmaster is able to provide; and provided further, Principal shall comply with all applicable data protection and confidentiality obligations hereunder, as well as any integration requirements reasonably required by Ticketmaster.

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(d) No Minimum Sales: Neither Ticketmaster nor Principal guarantees or will guarantee that any minimum or fixed number of Tickets will be sold through the TM System for any Attraction.

(e) Acknowledgement by Principal: Principal acknowledges and agrees that Ticketmaster acts or may act as the agent of third parties that may be direct or indirect competitors of Principal, and nothing in this Agreement prohibits Ticketmaster from entering into agreements for similar services with any third parties, including parties in the entertainment and sports industries.

3. FINANCIAL CONSIDERATIONS. In consideration for the licenses granted and services provided by Ticketmaster hereunder as an agent of Principal, and any compensation paid to Principal pursuant to this Agreement, Ticketmaster shall be entitled to assess charges and fees in the amounts set forth in Exhibit A, which charges and fees shall be assessed against consumers, except for Inside Charges and, at Principal’s option, Archtics Transaction Fees, which shall be assessed against Principal. In the event applicable law prohibits the assessment of any applicable fees against consumers, Ticketmaster and Principal shall agree on alternative means for compensating Ticketmaster for its services in amounts reasonably comparable to those set forth in this Agreement and as permitted by applicable law.

4. LICENSE AND USE OF TM SYSTEM.

(a) License: In consideration for the exclusive Ticket sales rights granted Ticketmaster under this Agreement, Ticketmaster grants Principal a non-exclusive, non-transferable license to use the TM System in exchange for the fees set forth in this Agreement. The Hardware, Software and related materials provided by Ticketmaster may only be used by Principal in connection with the Attractions for the purposes stated in this Agreement, and may not be utilized by or in connection with services, software, equipment or systems provided by any third party unless otherwise expressly permitted herein. Principal shall use the TM System in a careful and proper manner in compliance with all applicable laws and regulations relating to the possession, use or maintenance of such Hardware and Software. Principal may make a single copy of Archtics to be used solely for archival or backup purposes; copying for any other purpose is prohibited. Except as expressly provided in this Agreement, Principal agrees not to: (i) permit copying or reproduction of the Hardware or Software in any manner, including without limitation, use in a sharing arrangement or transmission over the Internet or similar electronic transmission; (ii) disassemble, re-manufacture, repair, re-configure, enhance, upgrade, modify, translate, adapt, create derivative works from or of, decompile or reverse engineer the Software, nor merge the Software into any other program; (iii) transfer, license or sub-license, assign, rent, sell, grant, publish, disclose, display, dispose of or otherwise make available the Software, or any rights therein or copies or derivatives thereof, including other templates or working systems; (iv) delete, remove, change or otherwise alter any Intellectual Property in or on the Hardware or Software; (v) “hack,” or attempt to “hack,” the Software, the servers on which the Software is hosted or any other portion of Ticketmaster’s network or systems, or otherwise attempt to circumvent or navigate outside of the borders of such servers in any manner; and/or (vi) perform any SQL database operations other than “SELECT” for any system production tables (i.e., tables starting with dba.t_<wildcard>) from any non-Archtics interface to the Archtics database (e.g., ISQL, Access, Crystal Reports, etc.). In addition, use of the TM System by Principal shall be restricted to a reasonable number of Principal’s personnel having passwords in the event Ticketmaster assigns such passwords. Such passwords shall not be transferable without the written consent of Ticketmaster, not be unreasonably withheld. Upon Ticketmaster’s reasonable request, Principal shall identify, as the case may be, the users (by name, position and site address) who access the TM System, and where and when such access occurs.

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(b) Attraction Set-Up: In order to effectively utilize Ticketmaster’s distribution technologies, within a reasonable time before (but in no event less than the time periods described below) the scheduled on-sale date of Tickets for each Attraction (“On-Sale Date”), Principal shall furnish Ticketmaster with all necessary information with respect to the Attraction, including seating layout of the Facility, Ticket structure, permissible discounts, Attraction Taxes, Ticket header information, logos, entry information, vision and hearing information, wheelchair and other accessible seating information, health and safety protocols and such other information necessary for the proper sale of Tickets (collectively, “Set-Up Information”). The parties intend that all accessible seating Tickets that are available for sale to persons requesting accessible seating shall be made available for sale on the TM System and such accessible seating Tickets shall not be released into the general pool of Tickets that are available for sale until forty-eight (48) hours before an Attraction. Principal shall be solely responsible for maintaining appropriate security and health and safety protocols at the Facility for each Attraction. Principal must provide the Set-Up Information to Ticketmaster at least five (5) business days prior to the On-Sale Date for new Attractions that do not utilize seating layouts then existing in the TM System, and at least three (3) business days prior to the On-Sale Date for new Attractions that utilize seating layouts then existing in the TM System. Principal represents and warrants that it has the right to use all names, logos, images and other creative materials provided to Ticketmaster in connection with each Attraction. Ticketmaster shall have no liability for the foregoing content or inaccuracy of any Set-Up Information provided by Principal.

(c) Will-Call Services: Principal shall notify Ticketmaster of Principal’s will-call capabilities and Facility Box Office hours. Principal shall verify the identity of each person picking up Tickets at will-call via a valid, government-issued photo identification and, if required by applicable payment card association guidelines, the payment card used in the Ticket sales transaction.

(d) Ticket Stock: Principal shall be responsible for the security of Ticket stock in its possession, and the risk of loss of any Ticket stock provided by Ticketmaster shall shift to Principal upon delivery to Principal or Principal’s authorized representative, agent or employee. Ticketmaster shall not be liable to Principal for the printing and sale of counterfeit Tickets by third parties.

(e) Principal’s Website/Interface Page: Subject to the completion of the installation of Archtics, Ticketmaster will develop and maintain the Interface Page that will enable Principal’s Subscribers to access their account information and conduct “real-time” transactions by linking to the Interface Page from Principal’s Website. The Interface Page may contain a short, related textual description of AccountManager features and a Ticketmaster designation.

(f) Additional Archtics Services: With respect to implementation of Archtics, Ticketmaster shall provide Principal on-site support from Ticketmaster’s national or regional personnel at no additional charge. In addition, upon request, Ticketmaster shall provide Principal: (i) customized Archtics templates (e.g., diagrams, invoices, other executables, etc.), (ii) customized reporting, and (iii) customized on-line assistance (clauses (i) through (iii), collectively, the “Customization Services”), for up to two (2) hours per week at no additional charge. Any Customization Services requested by Principal in excess of such level of support may be charged to Principal at Ticketmaster’s standard rates. Ticketmaster shall also maintain an archive of Principal’s Archtics database for up to two (2) years in the online format of Principal’s then current Archtics version. Ticketmaster shall retain archives of Principal’s Archtics database in excess of two (2) prior years in an offline format (i.e., not updated to Principal’s then current Archtics version) to be stored at Ticketmaster’s data center; provided, at Principal’s request, Ticketmaster shall extract data from such prior archives and deliver such data extracts to Principal.

(g) Hosting Services: During the Term, Ticketmaster shall host the Archtics Software and provide and maintain the Hosting Services on which the Archtics Software is installed and run, including provision of the physical environment, security, HVAC and power for the required server equipment through which the Hosting Services are provided. Ticketmaster shall also provide access to the Archtics Software via an Internet connection, and maintain network operation and availability from the public Internet up to the termination cables at the network interface card on the Hosting Services’ server equipment; provided, Principal will be responsible for power and connectivity to the Internet at Principal’s sites.

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(h) TM+ (Ticket Resale): Ticketmaster shall enable its integrated primary and secondary market ticketing sale/resale capabilities which enable consumers searching for Tickets to an Attraction to simultaneously view Tickets available for initial sale directly by Principal pursuant to this Agreement in addition to Tickets available for resale from other consumers (collectively, “TM+”), in accordance with the terms and conditions set forth in Exhibit C.

(j) Platinum Tickets and VIP Packages: The terms and conditions set forth in Exhibit D shall apply in connection with the sale of Platinum Tickets and VIP Packages.

(k) Service Commitment: Ticketmaster represents, warrants and covenants that during the Term the TM System will operate and be maintained in accordance with generally accepted industry practices and standards, and shall be free of material interruptions in services, defects or bugs such that the TM System has an uptime of 99.5% or greater in each month during the Term, excluding any downtime for regularly scheduled maintenance, enhancements or repairs, or for circumstances beyond Ticketmaster’s reasonable control (“Service Commitment”). Failure by Ticketmaster to meet the foregoing Service Commitment more than twice in a twelve (12) month period shall be deemed a material breach in connection with which Principal is permitted to terminate the Agreement on not fewer than thirty (30) days’ prior written notice, unless during such thirty (30) day period, Ticketmaster implements relevant patches or upgrades to address the underlying cause of the failure in a manner to be reasonably assured that the Service Commitment will be maintained without an additional failure in the immediately succeeding six (6) months.

5. INTELLECTUAL PROPERTY; ADVERTISING AND PURCHASER DATA.

(a) Intellectual Property: Each party shall retain all right, title and interest in and to its respective Intellectual Property subject to the limited license set forth below necessary to perform this Agreement. Principal’s Intellectual Property shall include the names and logos of any Attraction or Facility, and any images and other creative materials provided by Principal in respect of any Attraction. Each party grants the other a royalty-free, non-exclusive, non-transferable license during the Term to include such party’s pre-approved Intellectual Property solely in connection with the advertising contemplated in this Agreement. Each party shall use the other’s Intellectual Property only as provided and shall not alter the Intellectual Property in any way, nor shall it act or permit action that would impair the rights of the other party in its Intellectual Property. Each party acknowledges that its use of the other party’s Intellectual Property shall not create any right, title or interest in or to such Intellectual Property and shall inure to the benefit of the other party, including any associated goodwill. Each party shall notify the other promptly in writing of any known infringement of the other’s Intellectual Property. Any references to a party’s Intellectual Property shall contain the appropriate trademark, copyright or other legal notice provided from time to time by the owning party.

(b) Advertising:

(i) Advertising on Tickets Fulfilled at Facility Box Office: For Tickets fulfilled by Principal at the Facility Box Office, Principal shall either: (A) provide its own ticket stock and envelopes, or pay Ticketmaster to provide custom blank ticket stock and envelopes, in which case Principal shall have the right to sell advertising on such ticket stock and envelopes, or (B) have Ticketmaster provide Ticketmaster’s standard ticket stock and envelopes, in which case Ticketmaster shall have the right to sell advertising on such ticket stock and envelopes.

(ii) Ticketmaster Advertisements: Principal grants to Ticketmaster the right to advertise Attractions and the availability of Tickets via Ticketmaster distribution channels in any form of media determined by Ticketmaster, including on the TM.com Website or affiliated websites, and, in connection therewith, to use the Intellectual Property of Principal, the Attraction, the Facility and all other information respecting the Attraction. Principal also grants to Ticketmaster the right to use the name and logo of Principal and Principal’s Website address on the Interface Page.

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(iii) Principal Advertisements: During the Term, Principal may place advertisements in any form of media which Principal elects to promote the Attractions and the availability of Tickets (except on media operated by, or on behalf of, third parties that engage in or facilitate the sale, resale or issuance of tickets); provided, in the event Principal places or controls any such advertisements relating to the availability of Tickets, it shall use its best efforts to cause Ticketmaster’s name logo to be displayed in the advertisement. Principal shall cause Principal’s Website to deep-link to specified page(s) within the TM.com Website where consumers can initiate the purchase of Tickets to Attractions. Principal shall further promote the availability of Tickets via Ticketmaster by including, at minimum, a Ticketmaster-branded link to the TM.com Website on each web page featuring one or more Attractions on Principal’s Website.

(iv) Ticketmaster Client Style Guide: The look and feel of any links from Principal’s Website to the Interface Page or the TM.com Website are subject to Ticketmaster’s prior approval. Principal shall comply with the terms and conditions of Ticketmaster’s Client Style Guide, as it may be updated from time to time.

(v) Advertising Revenue: Ticketmaster and Principal shall separately receive and retain their respective income derived from advertising which each is entitled to sell as provided above. Notwithstanding the foregoing, neither Principal nor Ticketmaster will serve banner advertisements or other promotional advertising units of any kind or allow any third party to serve any such advertising units on the Interface Page, without the other party’s prior written consent.

(c) Purchaser Data: Principal and Ticketmaster each has rights in the Purchaser Data (as defined in Addendum 1). Principal and Ticketmaster’s Processing of the Purchaser Data shall be in compliance with Addendum 1.

6. ACCOUNTING PROCEDURES.

(a) Settlements by Ticketmaster:

(i) Principal’s Account: All settlement funds payable to Principal hereunder will be remitted by Ticketmaster separately by Facility. Principal authorizes Ticketmaster and the financial institution indicated in Exhibit E (“Bank”) to deposit all settlement funds on a Facility-by-Facility basis and payable to Principal hereunder in the accounts (each a “Principal’s Account”) identified on Exhibit E as it may be updated from time to time.

(ii) Settlement Timing: Ticketmaster shall collect all Ticket Receipts derived from Ticket sales made by Ticketmaster and shall initiate payment of Ticket Receipts to which Principal is entitled on Friday of each week with each weekly payment to be on account of Ticket sales made by Ticketmaster during Monday through Sunday of the week preceding such payment date.

(iii) Settlement Processing: Initiation of the settlement payment via direct deposit shall constitute full performance by Ticketmaster of its obligation to make such settlement payment to Principal or to any person whatsoever. Principal releases Ticketmaster from liability for delays or errors in such settlement payment which are beyond Ticketmaster’s reasonable control, including but not limited to any errors resulting from any inaccurate or outdated Account information provided by Principal or bank processing delays, or for any related damages. Principal acknowledges that direct deposit of such funds may require up to two (2) business days for Bank processing. In the event of an error (e.g., if funds to which Principal is not entitled are deposited into Principal’s Account), Principal authorizes Ticketmaster to direct the Bank to return said funds, or the initiation of a debit to Principal’s Account to correct the error. Each weekly settlement payment shall be supported by a written accounting provided to Principal, which shall include the number of Tickets sold by Facility, Ticket Receipts by Facility, and other information reasonably requested by Principal relating to such accounting to the extent reasonably available in Ticketmaster’s standard reports. The direct deposit authorization provided above shall remain in full force and effect until Ticketmaster receives reasonable advance written notice from Principal of its termination of such authorization.

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(b) Cancelled Attractions; Refunds: In the event any Attraction for which Ticketmaster sold Tickets is cancelled, postponed, or materially modified (e.g., substitute acts) for any reason (each, a “Cancelled Attraction”), a portion of the Account Balance sufficient to cover anticipated refunds shall be held and made available for distribution by Ticketmaster to Ticket purchasers entitled to refunds for Tickets purchased from Ticketmaster. The term “Account Balance” shall mean the amount of funds held at any time by Ticketmaster on account of Ticket sales for all Attractions, less the amount of Ticket sales proceeds which Ticketmaster is entitled to retain hereunder. Principal authorizes Ticketmaster to refund the Ticket price in such manner (e.g., by crediting the consumer’s payment card) and at such time (e.g., before or after the scheduled date of such Attraction) as Ticketmaster, in its sole discretion, determines, and to exchange Tickets pursuant to any exchange policy that may be adopted by the parties. It is agreed that Ticketmaster is the Ticket selling agent of Principal and therefore Ticketmaster’s agreement to make any refunds as the agent of Principal is subject and limited to Ticketmaster holding or receiving from Principal the full amount of funds necessary to make refunds to all Ticket purchasers properly entitled to a refund, and Principal will promptly remit to Ticketmaster any such funds received by Principal in respect of Cancelled Attractions in order for Ticketmaster to process such refunds. Ticketmaster shall be entitled to retain the Ticketmaster fees assessable with respect to the initial sale of Tickets to Cancelled Attractions. Principal shall be responsible for all refunds and exchanges of Tickets initially purchased from the Facility Box Office.

(c) Chargebacks: Ticketmaster may deduct from Principal’s settlement the portion of any Chargebacks that Ticketmaster is assessed by its merchant bank related to the Face Value of Tickets and any other amounts due from Ticketmaster to Principal under this Agreement for up to twelve (12) months after the occurrence of an Attraction. Ticketmaster shall be responsible for the remaining portion of any Chargebacks, except to the extent caused by Principal’s failure to obtain signatures, swipe credit cards or follow any procedures provided by Ticketmaster or the merchant bank with respect to acceptance of credit cards. “Chargebacks” mean the amounts Ticketmaster’s merchant bank is charged back by a cardholder or a card issuer under the card organization’s rules (e.g., cardholder dispute, fraud, declined transaction, returned Tickets for Cancelled Attractions, etc.).

(d) Insolvency; Deficiency Amounts: Principal shall provide immediate written notice to Ticketmaster in the event Principal experiences any Material Financial Event. The parties agree that this Agreement constitutes a financial accommodation by Ticketmaster to Principal as such term is utilized in 11 U.S.C. § 365. If at any time the Account Balance is not sufficient to pay for anticipated refunds or Chargebacks (e.g., due to cancellations or postponements of one or more Attractions), Principal shall deliver the amount of such deficiency (“Deficiency Amount”) to Ticketmaster no later than twenty-four (24) hours after notice by Ticketmaster to Principal. Ticketmaster shall have the right to set off any Deficiency Amount against any amounts (any Facility) held by Ticketmaster on behalf of Principal.

(e) Security for Repayment: In the event of any Material Financial Event of Principal or in the event Principal has not paid any Deficiency Amount when due, Ticketmaster shall have the option to require Principal to provide additional security to Ticketmaster of a type (e.g., letter of credit, guaranty or performance bond) and in an amount as requested by Ticketmaster in its reasonable discretion, which Principal shall provide to Ticketmaster within five (5) business days after Ticketmaster’s request. Upon review of Principal’s creditworthiness (including upon any Material Financial Event of Principal or where Principal has not paid any Deficiency Amount when due), Ticketmaster shall have the option to suspend payment of Ticket Receipts in advance of the occurrence of Attractions and instead deliver Ticket Receipts to which Principal is entitled post-performance (i.e., Friday of each week with respect to Attractions that occurred Monday through Sunday of the week preceding such payment date).

(f) Audit of Sales: During the Term, each party shall have the right at its own expense to audit Ticket sales for Attractions by the other party to assure such party’s compliance with the terms of this Agreement.

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7. TAXES.

(a)	Attraction Taxes on Sales Proceeds:

(i) Face Value: With respect to Attraction Taxes applicable to the Face Value, Principal shall be responsible for calculating such Attraction Taxes (and shall notify Ticketmaster of the correct tax rates used for purposes of calculating such Attraction Taxes), for preparing and timely filing tax returns or reports required to be filed in respect of such Attraction Taxes, and for timely remitting such Attraction Taxes to the applicable taxing authority. Notwithstanding the foregoing, in the event Ticketmaster is required by applicable law to remit Attraction Taxes applicable to the Face Value of Tickets directly to the applicable taxing authority on behalf of Principal and/or file related tax returns or reports (e.g., with respect to Attractions occurring in Texas, Louisiana or North Dakota (if any)), Principal shall notify Ticketmaster of the correct tax rates for calculating the Attraction Taxes to be assessed and shall monitor Principal’s Ticket sales audit reports to ensure that such Attraction Taxes have been properly calculated, and Ticketmaster shall be responsible for collecting such Attraction Taxes at the rates designated by Principal (and if Principal has failed to so designate, Ticketmaster shall use its good faith efforts to determine the applicable tax rate and shall use such rate to calculate and collect such Attraction Taxes, subject to Principal’s payment obligations as set forth in subsection (b) below), for preparing and timely filing tax returns or reports required to be filed in respect of such Attraction Taxes and for timely remitting such Attraction Taxes to the applicable taxing authority.

(ii) Consumer Fees: With respect to Attraction Taxes applicable to the charges and fees assessable against consumers in addition to the Face Value (e.g., Convenience Charges, etc.), Ticketmaster shall be responsible for collecting such Attraction Taxes, for preparing and timely filing tax returns or reports required to be filed in respect of such Attraction Taxes and for timely remitting such Attraction Taxes to the applicable taxing authority.

(b) Attraction Taxes – General Matters: In the event Ticketmaster pays to the applicable taxing authority any Attraction Taxes which are not previously paid by Principal as required in this Agreement, or which are due to the inaccuracy or insufficiency of information provided by Principal or a failure by Principal to provide Ticketmaster with the correct tax rate or valid tax exemption documentation, Principal shall promptly reimburse Ticketmaster for such Attraction Taxes paid by Ticketmaster, including related penalties and interest (other than Attraction Taxes, penalties and interest that Ticketmaster pays directly out of Principal’s Ticket Receipts), and shall also promptly reimburse Ticketmaster for any expenses (including reasonable attorneys’ fees) or damages that result from the failure by Principal to properly calculate and timely remit Attraction Taxes imposed on Principal, to timely file related tax returns or reports, or to timely reimburse Ticketmaster for such Attraction Taxes, interest and penalties as provided above.

(c) Principal’s Tax Exemptions: Principal shall notify Ticketmaster in writing of any Principal tax exemptions (if applicable) and timely provide Ticketmaster with a valid Attraction Taxes exemption certification or other exemption documentation required by the applicable taxing authority.

(d) Taxpayer Identification Number and Certification: Principal shall complete a Form W-9 and return it to Ticketmaster for purposes of reporting to the Internal Revenue Service.

8. CONFIDENTIAL INFORMATION.

(a) The parties acknowledge that by reason of their relationship hereunder, each party may from time to time disclose information regarding its business, products, software technology, Intellectual Property and other information that is confidential and of substantial value to such party, which value would be impaired if such information were disclosed to third parties (“Confidential Information”). The provisions of this Agreement shall be deemed to be Confidential Information.

(b) Confidential Information shall not include information that (i) is or becomes generally available to the public other than as a result of the breach of the confidentiality obligations in this Agreement by the receiving party, (ii) is or has been independently acquired or developed by the receiving party without violating any of the confidentiality obligations in this Agreement, (iii) was within the receiving party’s possession prior to it being furnished to the receiving party by or on behalf of the disclosing party, or (iv) is received from a source other than the disclosing party; provided that, in the case of (iii) and (iv) above, the source of such information was not known by the receiving party to be bound by a confidentiality obligation to the disclosing party or any other party with respect to such information.

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(c) Each party agrees that it will keep the other party’s Confidential Information strictly confidential and will not use in any way for its own account or the account of any third party, nor disclose to any third party, any of the other party’s Confidential Information without the other party’s prior written consent, except to the extent expressly permitted by this Agreement; provided, the receiving party may disclose Confidential Information to its directors, officers, employees, legal and financial advisors, controlling persons and entities who need to know such information to perform such party’s obligations under this Agreement and who agree to treat the Confidential Information in accordance with the confidential obligations in this Agreement. Each party shall use the same degree of care to avoid disclosure or use of the other party’s Confidential Information as it employs with respect to its own Confidential Information and represents that it has adequate procedures in place to protect the secrecy of such Confidential Information.

(d) Each party acknowledges that Confidential Information may include information that constitutes material non-public information within the meaning of applicable U.S. federal and state securities laws (“MNPI”). Each party agrees that it shall not, and shall instruct its Representatives not to, trade in securities of the other party or any of its affiliates, or otherwise use any Confidential Information known by such party to constitute MNPI in violation of applicable securities laws, in each case while in possession of such information. Each party further agrees not to communicate any Confidential Information known by such party to constitute MNPI to any person unless such disclosure is permitted under this Agreement and the recipient of such information has been made aware of the confidential nature of such information and is subject to compliance with applicable securities laws.

(e) In the event either party receives a request to disclose all or any part of the Confidential Information under the terms of a subpoena, document request, notice of deposition or other legal proceeding, such party agrees to notify the other party within two (2) business days after receipt of such request, and to cooperate with the other party in any attempt to obtain a protective order.

9. INDEMNIFICATION.

(a) Principal shall defend, indemnify and hold Ticketmaster and its parents, subsidiaries, and their officers, directors, employees and agents and their successors and assigns (collectively, “Ticketmaster’s Indemnitees”) harmless against any claims, actions, damages, expenses (including court costs and reasonable attorneys’ fees), obligations, losses, liabilities and liens (collectively, “Claims”) occurring as a result of or in connection with: (i) any Event of Default under this Agreement by Principal or any of its officers, directors, employees and agents (collectively, “Principal’s Representatives”); (ii) use of the TM System (including any customization and/or integration of the TM System with Principal’s website and other platforms) or possession and use of the Hardware (if any) by Principal or any of Principal’s Representatives; (iii) any Attraction held or scheduled to be held at the Facility (including any injuries, illnesses or deaths occurring at or in connection with any Attraction, or the failure of any Attraction to occur or to occur in the manner advertised or promoted); (iv) Principal’s use or disclosure of the Purchaser Data; (v) a claim that Principal’s Intellectual Property infringes on the Intellectual Property or any other proprietary right of a third party; (vi) the inaccuracy of any Set-Up Information furnished by Principal; or (vii) any email, text message or similar electronic messaging campaigns or distributions conducted using the TM System or otherwise by Principal, including messaging campaigns or distributions in violation of federal, state or other laws applicable to commercial messages; except, in each case, to the extent any such Claim is due to Ticketmaster’s negligence or willful misconduct.

(b) Ticketmaster shall defend, indemnify and hold Principal and its parents, subsidiaries, and their officers, directors, employees and agents and their successors and assigns (collectively, “Principal’s Indemnitees”) harmless against any Claims occurring as a result of or in connection with: (i) any Event of Default under this Agreement by Ticketmaster or any of its officers, directors, employees and agents; or (ii) any allegation that Principal’s authorized use of the TM System infringes the Intellectual Property of a third party; except, in each case, to the extent any such Claim is due to Principal’s negligence or willful misconduct.

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(c) A party seeking indemnification for a Claim (“Indemnified Party”) shall promptly provide written notice detailing the circumstances of that Claim to the party responsible for indemnifying against the Claim (“Indemnifying Party”); provided, failure to timely provide such notice shall not diminish the Indemnifying Party’s indemnification obligation except to the extent the Indemnifying Party’s ability to defend the Claim is materially prejudiced by such failure. The Indemnified Party, at the Indemnifying Party’s expense, shall provide the Indemnifying Party with such information and cooperation as the Indemnifying Party may reasonably request. The Indemnifying Party shall control the defense and settlement of any Claim hereunder; provided, the Indemnified Party may participate in the defense and settlement of the Claim with its own counsel at its own expense. The Indemnifying Party shall not be responsible for any costs incurred or compromise made by the Indemnified Party without the Indemnifying Party’s prior written consent. The Indemnifying Party may not enter into any settlement that imposes a financial obligation on or otherwise commits or adversely impacts the Indemnified Party without the Indemnified Party’s prior written consent, not to be unreasonably withheld, conditioned or delayed.

10. TERMINATION.

(a) This Agreement may be terminated by either party in the event of: (i) any material default in or material breach of the terms and conditions of this Agreement by the other party, after the other party has received written notice of such default or breach and thirty (30) business days (or ten (10) business days, in the case of a monetary default) to cure such default or breach (any such occurrence, after the expiration of such cure period, shall be an “Event of Default”); or (ii) a Material Financial Event of the other party. Upon an Event of Default or Material Financial Event of Ticketmaster, Ticketmaster shall, within five (5) business days of Principal’s demand, pay to Principal all amounts due and owing Principal, and Principal may, in addition to terminating this Agreement, require Ticketmaster to remove all Hardware from the Facility. Upon an Event of Default or Material Financial Event of Principal, Principal shall, within five (5) business days of Ticketmaster’s demand, pay to Ticketmaster all amounts due and owing to Ticketmaster, and Principal authorizes Ticketmaster to set off any amounts owed to Ticketmaster hereunder against any amounts held by Ticketmaster on behalf of Principal, and Ticketmaster may, in addition to terminating this Agreement, terminate Principal’s right to access and use the TM System and take immediate possession of the Hardware and Software wherever the same may be located without notice or court order.

(b) This Agreement may be terminated by Ticketmaster in the event any act by Principal causes or threatens to cause any infringement of any Ticketmaster or third-party Intellectual Property or other property right, and Principal fails to refrain from so acting within ten (10) business days’ written notice from Ticketmaster.

(c) Upon the effective date of any termination or expiration of this Agreement, any provision of this Agreement that contemplates performance or observance subsequent to such termination or expiration, including provisions regarding ownership of Intellectual Property, Purchaser Data, confidentiality, indemnification, limitations of liability, governing law, jurisdiction and waivers of jury trials shall continue in full force and effect; each party shall immediately cease the use of the other party’s Intellectual Property; and each party shall, at the other party’s request, return or destroy all copies of Confidential Information, and all other property belonging to and/or received from the other party.

(d) No remedy referred to in this Section is intended to be exclusive, but each shall be cumulative and in addition to any other remedy under this Agreement or otherwise available at law or in equity, each and all of which are subject to the limitations of liability contained in this Agreement.

11. LIMITATION OF LIABILITY. In no event shall either party be liable to the other for any indirect, consequential, exemplary, incidental, special or punitive damages, including lost profits, lost savings, lost or destroyed data, lost ticket revenues, lost opportunity costs or any other economic loss, of any type or nature, or for events or circumstances beyond that party’s control, even if that party has been advised of the possibility of such damages. Subject to Section 4(k) hereof, neither occasional short-term interruptions of service which are not unreasonable under generally accepted industry standards nor interruptions of service resulting from events or circumstances beyond Ticketmaster’s reasonable control shall be cause for any liability or claim against Ticketmaster, nor shall any such occasion render Ticketmaster in default under this Agreement.

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12. DEFINITIONS. As used in this Agreement, the following terms have the respective meanings below:

“AccountManager” means Ticketmaster’s proprietary Internet-based Software and services that allow Subscribers to manage their Season/Contract Ticket accounts.

“Archtics” means Ticketmaster’s proprietary Internet-based Software that provides extensive Season/Contract Ticket, MiniPlan Ticket and single Attraction Ticket functionality for inventory control by Principal and Ticketmaster in connection with the primary Ticketmaster ticketing sales and distribution platform.

“Archtics Transaction Fees” means the amounts Ticketmaster charges for certain Archtics and AccountManager Software transactions as described in Exhibit A.

“Attraction” means a concert, sporting, entertainment or other act or event of any kind or nature whatsoever to be held at the Facility.

“Attraction Taxes” means any sales, amusement, admissions, excise, gross receipts and other similar taxes, charges, fees, levies or other assessments measured by reference to a charge per Ticket or other item sold by Ticketmaster or determined based upon the purchase price of such Ticket or other item, which is imposed by federal, state, county, municipal or other governmental or quasi-governmental authorities as a result of, or in connection with, any Attraction.

“Convenience Charge” means the per Ticket amount charged to a consumer for the convenience of purchasing Tickets through the TM System.

“Face Value” means the face price of a Ticket as determined by Principal, inclusive of facility or similar fees and any Attraction Taxes applicable to the foregoing amounts.

“Facility” means the (i) venue to be located at 1120 S 113th East Avenue, Broken Arrow, OK 71401 and currently known as the Sunset Amphitheater Broken Arrow, (ii) the venue to be located in McKinney, TX and currently known as the Sunset Amphitheater McKinney, and (iii) the venue to be located in El Paso, TX and currently known as the Sunset Amphitheater El Paso.

“Facility Box Office” means the Ticket sales locations that are operated by Principal or by the Facility management and located at the Facility.

“Group Sales” means sales of Tickets by Principal to a group consisting of at least fifteen (15) people for use by the group members to attend an Attraction as a group. In no event shall Group Sales include the sale of Tickets to individuals to attend an event separately, or to a ticket resale platform or marketplace, professional ticket reseller or other individual or entity with the primary purpose of reselling such Tickets.

“Hardware” means the equipment (if any) supplied by Ticketmaster to Principal during the Term for use with the TM System.

“Hosting Services” means the equipment, operating system, hardware and software specifications, and networking environment on and with which the Archtics Software is hosted by Ticketmaster, and additions or replacements to the foregoing which may be implemented by Ticketmaster.

“House Seats” means Tickets provided by Principal (i) to the Attraction’s promoter, performing act or event, or their managers or agents (i.e., band holds); (ii) for distribution through legitimate fan clubs in accordance with current guidelines (i.e., fan club holds); or (iii) for legitimate promotional purposes (e.g., radio station promotions); provided that House Seats Tickets shall not be distributed to the general public or sold to a ticket resale platform or marketplace, professional ticket reseller or other individual or entity with the primary purpose of reselling such Tickets.

“Inside Charges” means the amounts Ticketmaster charges Principal to sell, issue and process Tickets utilizing the TM System pursuant to this Agreement.

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“Interface Page” means a co-branded web page interface for use with Software transactions which is designed, created and maintained by Ticketmaster to have, in general, the look and feel of Principal’s Website but which is hosted on Ticketmaster’s web servers.

“Intellectual Property” means any trademarks, service marks, trade names, copyrights, patents, trade secrets and other proprietary rights.

“Material Financial Event” means the filing of any voluntary or involuntary petition against a party under the bankruptcy or insolvency laws of any applicable jurisdiction, which petition is not dismissed within sixty (60) days of filing, or upon any appointment of a receiver for all or any portion of a party’s business, or any assignment of all or substantially all assets of a party for the benefit of creditors.

“MiniPlan Tickets” means specifically designated Tickets sold directly by Principal to a purchaser on an annual or season basis across a series of at least two (2) Attractions.

“Principal’s Website” means any Internet website(s) owned, operated or maintained by Principal, which shall contain links to the Interface Page.

“sale and sell” and any derivations of such terms in this Agreement shall include any distribution for consideration, by any means or method, and shall include resales.

“Season/Contract Tickets” means specifically designated Tickets sold directly by Principal on an annual basis across all Attractions or across all of a category of Attractions (e.g., luxury suites, club level seats and season tickets); provided, in no event shall Season/Contract Tickets include the sale of Tickets to a ticket resale platform or marketplace, professional ticket reseller or other individual or entity with the primary purpose of reselling such Tickets.

“Sellable Capacity” means the admission capacity of the Facility for any particular Attraction.

“Software” means (i) Ticketmaster’s proprietary, computerized or electronic ticketing software platform which provides for ticket sales (including primary and secondary market ticketing sale/resale functionality), distribution, fulfillment, reporting and venue access/admissions management capabilities, and (ii) Archtics and AccountManager.

“Subscriber” means any person who maintains an account with Principal’s version of AccountManager.

“Ticket” means a printed, electronic, digital or other type of evidence of the right, option or opportunity to occupy space at or to enter or attend an Attraction or Attractions even if not evidenced by any physical manifestation of such right, such as a digital token or “smart card”.

“Ticket Receipts” means the Face Value of a Ticket plus any fees added to the Face Value and retained by Principal, and less: (i) the applicable Inside Charges due Ticketmaster, (ii) Payment Processing Fees, and (iii) Attraction Taxes applicable to any of the foregoing, to the extent Ticketmaster remits such Attraction Taxes directly to the applicable taxing authority on behalf of Principal.

“TM.com Website” means any Internet websites owned, operated and maintained by Ticketmaster, including any co-branded versions and any version distributed through any broadband distribution platform or through any platform or device including television, broadband and wireless technologies.

“TM System” means the Software, Hardware, TM.com Website, Ticketmaster mobile application, related procedures and personnel, and repair and maintenance services established and maintained by Ticketmaster and its affiliates for the purpose of selling, distributing, auditing and controlling the sale of Tickets for Attractions.

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13. MISCELLANEOUS.

(a) Governing Law/Jurisdiction: This Agreement shall be interpreted and governed by the laws of the State of California, without reference to conflict of laws principles. The state courts and the United States federal courts located in the State of California shall each have subject matter jurisdiction in connection with this Agreement and personal jurisdiction over each of the parties. Each party consents to such jurisdiction and waives any right it may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is conducted in accordance with this Section.

(b) Waiver of Jury Trial: In the event the parties are required for any reason to submit any dispute under this Agreement to trial, to the extent permitted by applicable law, each party expressly waives the right to a jury trial, because the parties, who are represented by counsel, believe that the complex commercial and professional aspects of their dealing with one another make a jury determination neither desirable nor appropriate.

(c) Entire Agreement; Modification: This Agreement constitutes the entire and exclusive agreement between the parties with respect to the subject matter of this Agreement and supersedes and cancels all previous oral or written communications, proposals, agreements, and commitments. No modification to this Agreement, nor any waiver of any rights, shall be effective unless assented to in writing by the party against whom such modification or waiver is to be enforced, and the waiver by a party of any breach or default of the other party shall not constitute a waiver of any other rights under this Agreement or the waiver of any subsequent breach or default of the other party, nor shall a party’s delay in enforcing its rights or remedies under this Agreement be construed as a waiver of such rights or remedies.

(d) Assignment: Without the prior written consent of Ticketmaster, Principal shall not (i) directly or indirectly assign, transfer, pledge or hypothecate its rights, obligations or any interest under this Agreement; or (ii) permit the Hardware (if any) or Software to be used or accessed by anyone other than Principal or Principal’s authorized representatives. Any such assignment shall not relieve Principal of any of its obligations under this Agreement. Without the prior written consent of Principal, Ticketmaster shall not assign or transfer its rights, obligations or any interest under this Agreement, except in the event of an assignment by Ticketmaster to any parent, subsidiary, affiliate or successor-in-interest (including a successor by virtue of an acquisition), in which event no such consent shall be required. Any assignment, transfer, pledge or hypothecation for which consent is required and which is made without such consent shall be void. Notwithstanding the foregoing, certain of Ticketmaster’s duties and obligations under this Agreement may be performed on Ticketmaster’s behalf by one or more of its parent, subsidiaries or affiliates, and no such performance shall be deemed to be an assignment or breach of this Agreement by Ticketmaster.

(e) Relationship of the Parties: Each party is an independent contractor and not an agent or partner of, or in a joint venture with, the other party for any purpose other than as set forth in this Agreement (e.g., Ticketmaster is the agent of Principal with respect to ticket sales and distribution). Neither party by virtue of this Agreement shall have any right, power, or authority to act or create any obligation, express or implied, on behalf of the other party.

(f) Force Majeure: Neither party will be liable or responsible to the other party, nor be deemed to have defaulted under or breached this Agreement, for any failure or delay in fulfilling or performing any term of this Agreement, when and to the extent such failure or delay is caused by or results from acts beyond the impacted party’s control, including, without limitation, the following force majeure events (“Force Majeure Events”): (i) acts of God; (ii) flood, fire, earthquake, explosion, pandemic or epidemic; (iii) war, invasion, hostilities (whether war is declared or not), terrorist threats or acts, riot, or other civil unrest; (iv) government order or law; (v) actions, embargoes, or blockades in effect on or after the date of this Agreement; (vi) action by any governmental authority; (vii) national or regional emergency; (viii) strikes, labor stoppages or slowdowns, or other industrial disturbances; and (ix) shortage of adequate power. The impacted party shall use diligent efforts to end the failure or delay and ensure the effects of such Force Majeure Events are minimized. The impacted party shall resume the performance of its obligations as soon as reasonably practicable after the removal of the cause.

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(g) Severability: If any provision of this Agreement is found to be invalid or unenforceable in any jurisdiction (i) the validity or enforceability of such provision shall not in any way be affected with respect to any other jurisdiction, and the validity and enforceability of the remaining provisions shall not be affected; and (ii) the parties shall agree on a replacement of such provision with one or more valid and enforceable provisions approximating the intent of the original provision as closely as possible.

(h) Notices: Unless otherwise expressly permitted in any provision, any notices required to be given under this Agreement must be sent to each party, in writing, at the address set forth immediately below the signature line of the applicable party or at such address as may be provided by each party in writing from time to time, by certified or registered mail, return receipt requested or by an overnight courier. Notices will be deemed effective the day following sending if sent by overnight courier or five days after sending if sent by certified or registered mail.

(i) Binding Agreement/Counterparts: The terms, conditions, provisions and undertakings of this Agreement shall be binding upon and inure to the benefit of each of the parties and their respective successors and permitted assigns; provided, this Agreement shall not be binding until executed by each of the parties. This Agreement may be executed in multiple counterparts which when taken together constitute a single instrument.

(j) Legal Review: Each of the parties has had the opportunity to have its legal counsel review this Agreement on its behalf. If an ambiguity or question of intent arises with respect to any provision of this Agreement, this Agreement will be construed as if drafted jointly by the parties. The parties expressly agree that the construction and interpretation of this Agreement shall not be strictly construed against the drafter.

(k) Attorneys’ Fees: In any claim or other dispute which relates to this Agreement, regardless of whether such claim or other dispute arises from a breach of contract, tort, violation of applicable law or other cause of action, and in addition to any other rights available to a party under this Agreement, the substantially prevailing party as determined by the court shall have the right to recover and collect from the other party its reasonable costs and expenses incurred in connection with such claim or dispute, including its reasonable attorneys’ fees. If a party substantially prevails on some aspects of such claim or dispute but not others, the court may apportion any award of costs or attorneys’ fees in such manner as it deems equitable.

(l) Client Listings: Principal’s execution of this Agreement indicates approval for Principal to be listed as a Ticketmaster client in communications for distribution to event industry clients, in product boilerplate information, and in future releases about Ticketmaster products and services for distribution to trade and consumer media. At any time, Principal may, in its sole discretion, direct Ticketmaster to cease the use of Principal’s name for such purposes by sending notice to Ticketmaster via email at [***].

[Signature Page Follows.]

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date set forth below.

TICKETMASTER L.L.C.,		VENU HOLDING CORPORATION,
a Virginia limited liability company		a Colorado corporation

By:	/s/ Geoff Carns	By:	/s/ JW Roth

Print Name:	Geoff Carns	Print Name:	JW Roth

Title:	SVP, Venues & Promoters	Title:	CEO

Date:	July 21, 2026	Date:	July 20, 2026

Address:	Ticketmaster L.L.C.	Address:	1755 Telstar Drive
	325 N. Maple Drive		Suite 501
	Beverly Hills, CA 90210		Colorado Springs, CO 80920

With a copy to:	Ticketmaster L.L.C.
325 N. Maple Drive
Beverly Hills, CA 90210
Attention:	Legal Department

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EXHIBIT A

FINANCIAL CONSIDERATIONS

1. CHARGES AND FEES.

(a) Convenience Charge (Per Ticket): The per Ticket Convenience Charges assessable against Ticket purchasers shall be determined and (subject to the terms set forth below) retained by Principal; provided, in the event the per Ticket Convenience Charges in any single transaction exceeds the amount of $[***] per Ticket (subject to escalation on the first day of each successive Contract Year in the amount of $[***] per Ticket (the “Per Ticket Fee Cap”), then Principal and Ticketmaster shall each retain [***] percent ([***]%) of any amount of such aggregate per Ticket fees for such transaction in excess of the Per Ticket Fee Cap. In the event any per Ticket fee in any single transaction is less than the applicable Inside Charge due Ticketmaster as set forth in subsection (b) following, Ticketmaster reserves the right to invoice Principal for the amount of such Inside Charge, or to set off such amount against any funds held by Ticketmaster on account of Principal.

(b) Inside Charges:

Type of Ticket	Per Ticket Inside Charge
Tickets sold via the Facility Box Office	$0.00 per Ticket

Tickets sold via Ticketmaster distribution channels having a Face Value of $0.01 and above	$[***] per Ticket

The per Ticket Inside Charges for Tickets sold via Ticketmaster distribution channels set forth above shall be subject to automatic increase on the first day of each successive Contract Year, in the amount of $[***] per Ticket.

(c) Feld Attractions: Notwithstanding anything to the contrary in this Agreement, charges and fees with respect to Attractions presented by Feld Entertainment (e.g., Disney on Ice and Motor Sports) at the Facility (“Feld Attractions”) shall be determined pursuant to a separate national agreement between Ticketmaster and Feld Entertainment. In addition, Payment Processing Fees for Tickets to Feld Attractions will be deducted from settlement of Ticket Receipts, or Principal shall obtain the written consent of Feld Entertainment to adjust the Convenience Charge to include the amount of such Payment Processing Fees.

(d) Archtics Fees:

(i) Archtics Transaction Fees: Ticketmaster may deduct the following Archtics Transaction Fees from amounts owed Principal under this Agreement or may invoice Principal for such fees:

Type of Transaction	Amount of Archtics Transaction Fee
New Season/Contract Ticket sales	$[***] per seat

MiniPlan Ticket sales	Same seat MiniPlans with 4 or more Attractions:	The per Ticket Inside Charges for such Tickets set forth above, per seat
	Different seat MiniPlans with 6 or more Attractions:	The per Ticket Inside Charges for such Tickets set forth above, per seat
	Same seat MiniPlans with 2 to 3 Attractions:	The per Ticket Inside Charges for such Tickets set forth above, per seat
	Different seat MiniPlans with 2 to 5 Attractions:	The per Ticket Inside Charges for such Tickets set forth above, per seat

Suite additionals	The per Ticket Inside Charges for such Tickets set forth above, per Ticket

Right of first refusal to purchase Tickets	The per Ticket Inside Charges for such Tickets set forth above, per Ticket

Per invoice processing	$[***] per payment processed

Donations	$[***] per donation processed

Ticket forwarding	$[***] per Ticket

Single Attraction Ticket sales to Subscribers	The per Ticket Inside Charges for such Tickets set forth above, per Ticket

Self Service Group Sales via AccountManager	The per Ticket Inside Charges for such Tickets set forth above, per Ticket

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In the event Principal charges Subscribers for any Software transaction in addition to the Archtics Transaction Fees due Ticketmaster set forth above, such additional fee charged by Principal in an amount not to exceed the Archtics Transaction Fee may be retained by Principal and any portion of such additional fee charged by Principal that exceeds the amount of the Archtics Transaction Fee shall be divided equally between Principal and Ticketmaster.

(ii) Archtics License Fees: The Archtics license fees set forth below shall be due and payable by Principal on the first day of each Contract Year:

Software	License Fees
Archtics

$[***] annually - Waived

Includes three (3) initial Archtics database build(s). $[***] (one-time fee) – Waived shall be charged for each additional database build requested or otherwise required by client.

Hosted Services	$[***] annually - Waived

Archtics – User Licenses	$[***] annually - Waived Includes fifty (50) connections. $[***] annual fee shall be charged for each additional connection requested or otherwise required by Principal.

AccountManager

$[***] annually – Waived

Includes three (3) initial AccountManager site build(s). $[***] (one-time fee) – Waived shall be charged for each additional site build requested or otherwise required by Principal.

The Archtics license fees set forth above are exclusive of any sales, use, value added, excise or other taxes, and Principal shall be responsible for paying all such applicable taxes.

2. PAYMENT PROCESSING FEES.

(a) Ticketmaster Distribution Channels: With respect to transactions processed by Ticketmaster using credit cards, debit cards, gift cards or other payment methods, the payment authorization and processing fees (“Payment Processing Fees”) shall be passed on to Principal at an amount equal to [***]% of the gross transaction value, which percentage rate shall be deducted by Ticketmaster from the sales proceeds or, at Principal’s option, upon notice to Ticketmaster, the applicable Convenience Charge for any Ticket sold may be adjusted to include such Payment Processing Fees; provided, the Convenience Charge will be rounded up to the nearest $[***]. Payment Processing Fees are subject to automatic increase due to increases in interbank rates imposed on Ticketmaster.

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(b) TM Charge: Where Principal elects to activate the electronic payment processing system within the TM System that utilizes the global banking association networks to authorize electronic payment for transactions processed by Principal under this Agreement (“TM Charge”), use of TM Charge shall be subject to the following terms and conditions:

(i) TM Charge Operation: Ticketmaster shall transmit data relating to transactions processed by Principal using TM Charge to Ticketmaster’s payment card processor (“Processor”); provided, Ticketmaster receives Principal’s merchant number(s) and other information necessary for the transmission of sales data. Principal shall be responsible for promptly notifying Ticketmaster and Processor, if applicable, of any changes to the information provided pursuant to this Section. Processor will then transmit such data to the applicable payment card company for payment to Principal, subject to Principal having entered into the applicable Principal Processor Agreement(s) (as further described below). Ticketmaster shall use commercially reasonable efforts to ensure the accuracy of information transferred from the Processor via TM Charge, but Ticketmaster does not guarantee the accuracy and timeliness of such information. Principal shall comply with all applicable payment card association or company guidelines (e.g., swiping all retail transactions and using customer address information for all non-face-to-face transactions). Ticketmaster shall provide Principal with daily transaction reports regarding authorized and settled transactions. Principal also agrees that, for operational and monitoring purposes, Processor may provide Ticketmaster with processing and settlement reports related to transactions processed using TM Charge.

(ii) TM Charge Fees: In connection with Principal’s processing of transactions utilizing electronic payments and authorized via TM Charge using either Visa or MasterCard, Processor shall deduct merchant fees in the amount of [***]% of the gross value of such transactions. The fees charged to Principal for use of TM Charge are subject to automatic increases due to increases in Ticketmaster’s Processor fees. Principal shall also be responsible for any other amounts charged to Ticketmaster (if any) by Processor for processing Principal’s transactions using TM Charge, including Chargebacks, fraudulent payment card use and additional charges for failure to meet the specific timing or other qualifications of the applicable payment card association or company. In the event Principal intends to process or accept any credit or debit cards or other payment methods other than Visa or MasterCard utilizing TM Charge, the fees for such method shall be mutually agreed upon by Principal and such payment card companies or payment providers, as applicable, and Principal shall enter into its own merchant agreement with such parties.

(iii) Effect of Termination of Ticketmaster’s Processor Agreement: Ticketmaster has entered into an agreement with Processor (the “Processor Agreement”), and Principal agrees to enter into an agreement with Processor (the “Principal Processor Agreement”) as soon as practicable following the execution of this Agreement. The Principal Processor Agreement shall provide that if the related Processor Agreement expires or terminates, then the Principal Processor Agreement shall also expire or terminate without any early termination penalties or charges. In the event Ticketmaster elects to use a different processor, Principal shall enter into an agreement with such new processor if Principal intends to continue utilizing TM Charge, it being acknowledged, however, that use of certain Software may require utilization of TM Charge.

3. ADDITIONAL COMPENSATION.

(a) Hardware Credit: Ticketmaster shall provide Principal with a one-time–credit (“Hardware Credit”) in the amount of Four Hundred Fifty Thousand Dollars ($[***]) to be used by Principal as a credit against Ticketmaster’s purchase of certain Hardware for Principal’s use in connection with this Agreement. Any unused amount of the Hardware Credit shall be forfeited upon the termination or expiration of this Agreement. The Hardware Credit, having no cash value, shall not be payable directly to Principal. To the extent Ticketmaster’s purchase of additional Hardware for Principal’s use at any time exceeds the aggregate amount of the Hardware Credit during the Term, Ticketmaster shall invoice Principal for, and Principal shall pay to Ticketmaster within thirty (30) days of invoice receipt, such incremental amount in excess of the Hardware Credit. In the event Principal fails to pay such invoice in full when due, Ticketmaster may deduct the unpaid amount of such invoice from the settlements otherwise due and owing to Principal under this Agreement. Unless otherwise mutually agreed upon by the parties, any equipment purchased using the Hardware Credit or invoiced to Principal pursuant to this Section shall be deemed “Hardware” as defined in this Agreement and shall be subject to all terms and conditions relating to Hardware set forth in this Agreement.

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(b) Sponsorship Allowance:

(i) Ticketmaster shall provide Principal with an annual sponsorship allowance for each Contract Year in an amount set forth in the table below (the “Sponsorship Allowance”), which is based and conditioned upon Ticketmaster’s right to sell at least the corresponding number of Qualifying Tickets set forth in the table below during such Contract Year (“Allowance Threshold”). “Qualifying Tickets” means primary Tickets to Attractions via Ticketmaster distribution channels for which Ticketmaster receives (and does not refund) a per Ticket Inside Charge, including platinum and VIP tickets, but excluding tickets for Facility Box Office and Archtics transactions.

Contract Year	Allowance Threshold number of Qualifying Tickets	Sponsorship Allowance
1	[***]	$[***]
2	[***]	$[***]
3	[***]	$[***]
4	[***]	$[***]
5	[***]	$[***]
6	[***]	$[***]
7	[***]	$[***]

The annual Sponsorship Allowance for each Contract Year shall be paid to Principal in four (4) equal installments. The first installment for a given Contract Year shall be payable within thirty (30) days of the beginning of such Contract Year, and each subsequent instalment shall be payable within thirty (30) days following the commencement of each successive three (3) month period during such Contract Year.

(ii) In exchange for the Sponsorship Allowance, Ticketmaster and Principal will mutually agree on a set of marketing and sponsorship assets to be provided by Principal each Contract Year, to designate and promote Ticketmaster as the Official Ticketing Partner/Marketplace of Sunset Amphitheater Broken Arrow, Sunset Amphitheater McKinney and Sunset Amphitheater El Paso. The value of the marketing and sponsorship assets provided by Principal each Contract Year shall be commensurate with the value of the Sponsorship Allowance for such Contract Year.

(iii) If, at the conclusion of any Contract Year during the Term, Ticketmaster has not sold at least the applicable Allowance Threshold number of Qualifying Tickets during such Contract Year, then the Sponsorship Allowance for such Contract Year shall be reduced by a pro-rata amount equal to $[***] for each remaining Qualifying Ticket comprising the Allowance Threshold shortfall, by deducting such amount from the Sponsorship Allowance payable for the immediately following Contract Year, but without any corresponding reduction to the sponsorship assets to be provided for such immediately following Contract Year. For example, where the applicable Allowance Threshold is [***] Qualifying Tickets during the initial Contract Year 4, and in the event Ticketmaster sells only [***] Qualifying Tickets during such initial Contract Year 4, then the Sponsorship Allowance for the immediately following Contract Year 5 shall be reduced by the amount of $[***] (calculated as $[***] x [***] Qualifying Tickets comprising the ticket shortfall). In the event the applicable Allowance Threshold is not met for the final Contract Year of this Agreement, or this Agreement is terminated early for any reason and the applicable Annual Threshold for the then-current Contract Year has not been met as of such early termination date, Principal shall remit to Ticketmaster, within fifteen (15) days, the corresponding amount described above; provided that Principal’s repayment obligation for such Contract Year shall not exceed the aggregate amount of the Sponsorship Allowance actually paid to Principal for such Contract Yer as of the effective date of Agreement termination. Any return of any portion of the Sponsorship Allowance by Principal shall be by wire transfer.

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EXHIBIT B

HARDWARE

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EXHIBIT C

TM+ (TICKET RESALE)

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EXHIBIT D

PLATINUM TICKETS AND VIP PACKAGES

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EXHIBIT E

PRINCIPAL’S ACCOUNTS

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ADDENDUM 1

DATA PROCESSING TERMS

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